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                                                                      EXHIBIT 99




                                 PRESS RELEASE

                                January 12, 1998


United American Healthcare Corporation Announces Restructuring Program

     United American Healthcare Corporation (NYSE: UAH) announced today that William C. Brooks has been named Chairman of the Board of the Company. Brooks will serve in a non-executive capacity, overseeing the company's financial restructuring efforts.

     Day-to-day operations of United American will continue to be managed by Dr. Julius Combs, the chief executive officer of the company, and Ronald R. Dobbins, president and chief operating officer of the company.

     The company recently engaged Arthur Andersen, LLP to assist in developing and implementing a financial restructuring program for the company, and has named Thomas J. Allison of Arthur Andersen to serve as interim chief financial
officer of the company.   Allison is the head of Arthur Andersen's Corporate
Recovery Services group based in Chicago.

     Brooks stated: "The board of directors of United American has adopted a financial restructuring plan, developed by Arthur Andersen and endorsed by the board of directors' audit committee, which is designed to cut the company's cash losses and position the company for profitable operations." Brooks said he accepted the position of chairman of the board to "personally oversee implementation of the plan."

     Brooks said that under the restructuring plan the company intends to discontinue a number of expansion projects, reduce non-core spending activities, reduce corporate overhead and sell the Corporate Healthcare Financing, Inc. subsidiary. He said the Company will also seek to negotiate an extension of its bank credit facilities.

     Allison said that restructuring charges will result from these activities. However, the company is not in a position at this time to estimate the amount of such charges. Allison said that such charges will be in addition to significant operating losses the company expects to incur during the current quarter, which ends March 31. Allison said that "whether the company will operate profitably in the fourth quarter will depend on the ability of the company to implement the restructuring program, including the divestiture of non-core subsidiaries."
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     In a related development, Brooks said that United American has selected
KPMG Peat Marwick LLP as its auditor. Arthur Andersen was approved at the 1997 annual shareholders meeting to audit the company and its subsidiaries.
However, in view of the consulting services now being provided to the company by Arthur Andersen, and Allison's service as chief financial officer of the company, Arthur Andersen no longer has the independence required for the firm to serve in the capacity of auditor, Brooks said.

     Brooks has been a director of the company since September 1997. He retired in 1997 from General Motors Corporation, as vice president - corporate affairs, after serving in various executive positions at General Motors since 1973. Brooks also serves as chairman of Entech Human Resources Services, Inc. and as a director of Louisiana - Pacific, Inc. (NYSE: LaPac) and DTE Energy Company and Detroit Edison Company (NYSE: LPX) and DET Energy Company and Detroit Edison Company. Brooks is currently the chairman of the Detroit Regional Chamber of Commerce. He served in the Bush Administration as assistant secretary of labor and, by appointment of President Clinton, Brooks serves on the seven-member Social Security Advisory Board.

     United American Healthcare (UAH) is a full service health care management company. It manages three HMOs under long-term contracts.

     Certain statements in this release constitute "forward looking statements" within the meaning of the federal securities laws. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believes," "expects," "anticipates" or words of similar import. Such statements involve known and unknown risks and uncertainties which may cause the company's actual results, performance or achievements to be materially different than any future results, performance or achievements implied in this release. Investors are cautioned that all forward-looking statements involve risks and uncertainty.



CONTACT: Thomas Allison, Chief Financial Officer, United American Healthcare Corporation, 313-393-0200